Exhibit 99.01

Contacts:	Investors	Media
	Bob Lawson	Diane Carlini
	Intuit Inc.	Intuit Inc.
	650-944-6165	650-944-6251
	robert_lawson@intuit.com	diane_carlini@intuit.com
Intuit’s Fiscal 2006 Revenue Grows 15 Percent
Fourth-Quarter Revenue Increases 14 Percent
MOUNTAIN VIEW, Calif. – Aug. 22, 2006 - Intuit Inc. (Nasdaq: INTU) today announced strong results for its fourth quarter and fiscal year ended July 31, 2006.
          “Intuit just completed another very successful year of double-digit growth in revenue and earnings per share,” said Steve Bennett, Intuit’s president and chief executive officer. “Our two big businesses, QuickBooks and Consumer Tax, had outstanding results and our other business segments performed well. I’m very pleased with our position as we enter fiscal 2007.”
Fiscal 2006 Financial Highlights
•	Revenue of $2.3 billion increased 15 percent from fiscal 2005. Growth was driven by strong performance in Intuit’s two largest segments, QuickBooks-Related and Consumer Tax.
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Intuit Earnings

•	Intuit had operating income of $559.5 million in accordance with GAAP, or Generally Accepted Accounting Principles, up 7 percent from fiscal 2005. Fiscal 2006 was the first year in which Intuit recorded an expense for employee stock options under SFAS 123(R). Total employee stock-based compensation expense was approximately $71.4 million for the full year. Intuit had non-GAAP operating income of $654.1 million, up 18 percent from fiscal 2005.

•	Intuit had net income of $417.0 million in accordance with GAAP, up 9 percent from fiscal 2005. This represents diluted earnings per share, or EPS, of $1.16, up 15 percent over fiscal 2005. Fiscal 2006 was the first year in which Intuit recorded an expense for employee stock options under SFAS 123(R).

•	Intuit’s non-GAAP net income of $437.3 million increased 15 percent from fiscal 2005. Growth in non-GAAP net income was less than growth in non-GAAP operating income due to a higher tax rate in fiscal 2006. Non-GAAP diluted EPS of $1.21 grew 20 percent over fiscal 2005.
Fiscal 2006 Business Segment Revenue Growth
•	QuickBooks-Related revenue grew 14 percent over fiscal 2005 to $861.7 million.

•	Consumer Tax revenue grew 25 percent over fiscal 2005 to $710.5 million.

•	Intuit-Branded Small Business revenue of $251.5 million was up 9 percent year-over-year.

•	Professional Tax revenue increased 3 percent over fiscal 2005 to $272.9 million.

•	Revenue from Other Businesses, which includes Quicken and Canada, was up 13 percent for the year to $245.7 million.
Fourth-Quarter 2006 Highlights
•	Revenue of $342.9 million increased 14 percent from the year-ago quarter.

•	Intuit had an operating loss of $56.9 million in accordance with GAAP. Intuit typically posts a seasonal loss in its fourth quarter when it has little revenue from its tax businesses but expenses remain relatively constant. On a non-GAAP basis, Intuit had an operating loss of $36.3 million.
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Intuit Earnings

•	Intuit had a net loss of $18.9 million in accordance with GAAP, compared to a net loss of $20.0 million in the year-ago quarter. This represents a loss of $0.06 per share versus a loss of $0.06 per share in the fourth quarter of fiscal 2005.

•	Intuit had a non-GAAP net loss of $10.5 million, compared to a net loss of $14.0 million in the year-ago quarter. This represents a non-GAAP loss per share of $0.03 versus a loss of $0.04 in the fourth quarter of fiscal 2005.
Forward-Looking Guidance for Fiscal 2007
          Intuit provided its financial guidance for fiscal 2007, which will end on July 31, 2007. The company expects:
•	Revenue of $2.53 billion to $2.58 billion, or year-over-year growth of approximately 8 percent to 10 percent. Revenue guidance for each quarter of fiscal 2007 is provided on the accompanying fact sheet.

•	GAAP operating income of $620 million to $646 million, versus $560 million in fiscal 2006, or growth of 11 percent to 15 percent. On a non-GAAP basis operating income is expected to be $720 million to $746 million, or growth of approximately 10 percent to 14 percent over fiscal 2006.

•	GAAP diluted EPS of $1.18 to $1.22, or growth of 2 percent to 5 percent. In accordance with GAAP, fiscal 2006 EPS includes $0.11 from discontinued operations. On a non-GAAP basis, diluted EPS is expected to be $1.36 to $1.40, up approximately 12 percent to 16 percent from fiscal 2006. GAAP and non-GAAP EPS guidance for each quarter of fiscal 2007 is provided on the accompanying fact sheet.
Forward-Looking Guidance and New Business Segments
          Intuit has changed its business segments to reflect a new management structure and to better align reporting with the company’s strategy. Definitions of the new segments and expected fiscal 2007 revenue by segment are as follows:
•	QuickBooks includes QuickBooks software and support and financial supplies. For fiscal 2007, Intuit expects revenue of $577 million to $599 million, or growth of approximately 8 percent to 12 percent over fiscal 2006.
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Intuit Earnings

•	Payroll & Payments is a new segment that includes Intuit’s Do It Yourself Payroll, Outsourced and Assisted Payroll and Innovative Merchant Solutions businesses. For fiscal 2007, Intuit expects revenue of $517 million to $536 million, or growth of approximately 12 percent to 16 percent.

•	Consumer Tax has not changed. For fiscal 2007, Intuit expects revenue of $782 million to $817 million, or growth of approximately 10 percent to 15 percent.

•	Professional Tax has not changed. For fiscal 2007, Intuit expects revenue of $273 million to $287 million, or growth of approximately 0 percent to 5 percent.

•	Other Businesses includes Quicken and Canada, as well as Intuit Distribution Management Solutions and Intuit Real Estate Solutions. For fiscal 2007, Intuit expects revenue of $362 million to $380 million, or growth of approximately 0 percent to 5 percent.
Forward-Looking Guidance for First-Quarter 2007
          Intuit’s expected results for the first quarter of fiscal 2007, which will end Oct. 31, 2006 are:
•	Revenue of $335 million to $350 million, which is annual growth of 10 percent to 15 percent.

•	GAAP operating loss of $99 million to $114 million and non-GAAP operating loss of $75 million to $90 million. Intuit typically posts a seasonal loss in its first quarter when it has little revenue from its tax businesses but expenses remain relatively constant.

•	GAAP net loss of $0.16 to $0.18 per share and non-GAAP net loss of $0.12 to $0.14 per share.
Webcast and Conference Call Information
          A live audio webcast of Intuit’s fourth-quarter and fiscal 2006 conference call is available at www.intuit.com/about_intuit/investors/webcast_events.html. The call begins today at 1:30 p.m. PDT. The replay of the audio webcast will remain on Intuit’s Web site for one week after the conference call. Intuit has posted to its Web site this press release, including the attached tables and non-GAAP to GAAP reconciliations. Intuit will post the conference call script to the Web site shortly after the conference call concludes.
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Intuit Earnings

          The conference call number is 866-837-9789 in the United States or 703-639-1425 from international locations. No reservation or access code is needed. A replay of the call will be available for one week by calling 888-266-2081, or 703-925-2533 from international locations. The access code is 945569.

Intuit, the Intuit logo, Quicken, QuickBooks and TurboTax, among others, are registered trademarks and/or registered service marks of Intuit Inc. in the United States and other countries.
About Non-GAAP Financial Measures
This press release and the accompanying tables and sheet titled “Intuit Facts” include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section of the accompanying tables titled “About Non-GAAP Financial Measures” as well as the related Table B, Table E1 and Table E2 which follow it. A copy of the press release filed by Intuit on Aug. 22, 2006 can be found on the investor relations page of Intuit’s Web site at www.intuit.com.
Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including forecasts of Intuit’s expected financial results; its prospects for the business in fiscal 2007 and beyond; all of the statements under the headings “Forward-Looking Guidance for Fiscal 2007,” “Forward-Looking Guidance and New Business Segments” and “Forward-Looking Guidance for First-Quarter 2007;” and all information under the heading “Guidance” on the attached fact sheet.
Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: product introductions and price competition from our competitors, including Microsoft, can have unpredictable negative effects on our revenue, profitability and market position; governmental encroachment in our tax businesses or other governmental activities regulating the filing of tax returns could negatively affect our operating results and market position; we may not be able to successfully introduce new products and services to meet our growth and profitability objectives, and current and future products and services may not adequately address customer needs and may not achieve broad market acceptance, which could harm our operating results and financial condition; any failure to maintain reliable and responsive service levels for our offerings could cause us to lose customers and negatively impact our revenues and profitability; any significant product quality problems or delays in our products could harm our revenue, earnings and reputation, our participation in the Free File Alliance may result in lost revenue due to potential customers filing free federal tax returns and electing not to pay for state filing or other services and cannibalization of our traditional paid franchise; any failure to properly use and protect personal customer information could harm our revenue, earnings and reputation; our revenue and earnings are highly seasonal and the timing of our revenue between quarters is difficult to predict, which may cause significant quarterly fluctuations in our financial results; predicting tax-related revenues is challenging due to the heavy concentration of activity in a short time period; we have implemented, and are continuing to upgrade, new information systems and any problems with these new systems could interfere with our ability to ship and deliver products and gather information to effectively manage our business; our financial position may not make repurchasing shares advisable or we may issue additional shares in an acquisition causing our number of outstanding shares to grow; and litigation involving intellectual property, antitrust, shareholder and other matters may increase our costs. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2005 and in our other SEC filings.
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Intuit Earnings

You can locate these reports through our Web site at <http://www.intuit.com/about_intuit/investors>. Forward-looking statements are based on information as of Aug. 22, 2006, and we do not undertake any duty to update any forward-looking statement or other information in this presentation.

Table A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,	July 31,	July 31,	July 31,
	2006	2005	2006	2005
Net revenue:
Product	$191,902	$176,762	$1,351,636	$1,242,693
Service	126,274	102,130	910,506	724,049
Other	24,749	22,927	80,161	70,961

Total net revenue	342,925	301,819	2,342,303	2,037,703

Costs and expenses:
Cost of revenue:
Cost of product revenue	28,351	25,928	176,188	164,551
Cost of service revenue	60,606	46,633	229,435	183,969
Cost of other revenue	2,490	6,297	20,566	24,133
Amortization of purchased intangible assets	1,901	2,542	9,902	10,251
Selling and marketing	132,069	123,369	664,056	583,408
Research and development	104,284	75,536	398,983	305,241
General and administrative	67,391	51,698	270,292	225,507
Acquisition-related charges	2,747	3,969	13,337	16,545

Total costs and expenses	399,839	335,972	1,782,759	1,513,605

Operating income (loss) from continuing operations	(56,914)	(34,153)	559,544	524,098
Interest and other income	22,098	14,072	43,038	26,636
Gains on marketable equity securities and other investments, net	256	4,883	7,629	5,225

Income (loss) from continuing operations before income taxes	(34,560)	(15,198)	610,211	555,959
Income tax provision (benefit) [A]	(15,774)	7,467	232,090	181,074
Minority interest	68	(98)	691	(98)

Net income (loss) from continuing operations	(18,854)	(22,567)	377,430	374,983
Net income from discontinued operations [B]	—	2,571	39,533	6,644

Net income (loss)	$(18,854)	$(19,996)	$416,963	$381,627

Basic net income (loss) per share from continuing operations	$(0.06)	$(0.07)	$1.09	$1.01
Basic net income per share from discontinued operations	—	0.01	0.11	0.02

Basic net income (loss) per share [C]	$(0.06)	$(0.06)	$1.20	$1.03

Shares used in basic per share amounts	342,505	360,532	347,854	369,202

Diluted net income (loss) per share from continuing operations	$(0.06)	$(0.07)	$1.05	$0.99
Diluted net income per share from discontinued operations	—	0.01	0.11	0.02

Diluted net income (loss) per share [C]	$(0.06)	$(0.06)	$1.16	$1.01

Shares used in diluted per share amounts	342,505	360,532	360,471	376,796

Share-based compensation expense for stock options, Employee Stock Purchase Plan, restricted stock and restricted stock units in continuing operations [D]:
Cost of product revenue	$197	$—	$941	$—
Cost of service revenue	459	—	2,048	—
Selling and marketing	4,815	—	21,944	—
Research and development	4,406	—	19,309	—
General and administrative	6,120	1,119	27,119	5,489

Total	$15,997	$1,119	$71,361	$5,489

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A
[A]	Our effective tax rate for the twelve months ended July 31, 2006 was approximately 38% and differed from the federal statutory rate primarily due to state income taxes and the tax on the gain on the sale of certain assets of Intuit Construction Business Solutions, which were partially offset by the benefit we received from tax exempt interest income, federal and state research and experimental credits and the domestic production activities deduction.

Our effective tax rate for the twelve months ended July 31, 2005 was approximately 33% and differed from the federal statutory rate primarily due to the net effect of the reversal of approximately $25.7 million in reserves related to potential income tax exposures that were resolved, the federal research and experimental credit and the benefit received from tax-exempt interest income, partially offset by state income taxes.

[B]	In May 2005 our Board of Directors formally approved a plan to sell our Intuit Information Technology Solutions (ITS) business and in December 2005 we sold ITS for approximately $200 million in cash. In accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets,” we determined that ITS became a long-lived asset held for sale and a discontinued operation in the fourth quarter of fiscal 2005. Consequently, we have segregated the net assets, operating results and cash flows of ITS from continuing operations on our balance sheet at July 31, 2005 and on our statements of operations and statements of cash flows for all periods prior to the sale. Revenue for ITS was $20.2 million and income before income taxes was $9.1 million for the twelve months ended July 31, 2006. We recorded a $34.3 million net of tax gain on the disposal of ITS in the twelve months ended July 31, 2006. Revenue for ITS was $57.0 million and income before income taxes was $20.6 million for the twelve months ended July 31, 2005.

In December 2004 we sold our Intuit Public Sector Solutions (IPSS) business for approximately $11 million. In accordance with SFAS 144, we determined that IPSS became a long-lived asset held for sale and a discontinued operation in the first quarter of fiscal 2005. Consequently, we have segregated the operating results and cash flows of IPSS from continuing operations on our statements of operations and statements of cash flows for all periods prior to the sale. Revenue for IPSS was $3.8 million and loss before income taxes was $0.8 million for the twelve months ended July 31, 2005. We also recorded a $4.8 million net of tax loss on the disposal of IPSS in the twelve months ended July 31, 2005.

[C]	Our Board of Directors authorized a two-for-one stock split which was effected in the form of a 100% stock dividend on July 6, 2006 to stockholders of record on June 21, 2006. All share and per share figures in these tables retroactively reflect this stock split.

[D]	Prior to August 1, 2005, we accounted for our share-based employee compensation plans under the measurement and recognition provisions of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees.” In accordance with APB 25, we recorded no share-based compensation expense for stock options or purchases of common stock under our Employee Stock Purchase Plan in fiscal periods prior to that date. Effective August 1, 2005, we adopted the fair value recognition provisions of SFAS 123(R), “Share-Based Payment,” using the modified prospective transition method. Accordingly, we began recording compensation expense for stock options and purchases under our Employee Stock Purchase Plan on that date. Because we elected to use the modified prospective transition method, GAAP results for prior periods have not been restated. Share-based compensation expenses also include expenses for restricted stock and restricted stock units, which we recorded under GAAP accounting rules for all periods presented.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES
The accompanying press release dated August 22, 2006 contains non-GAAP financial measures. Tables B and E1 reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). In addition, Tables E1 and E2 reconcile the non-GAAP financial measures found in the accompanying document entitled “Intuit Facts” to the most directly comparable financial measures prepared in accordance with GAAP. These non-GAAP financial measures include non-GAAP operating income (loss) and related operating margin as a percentage of revenue, non-GAAP net income (loss) and non-GAAP net income (loss) per share.
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.
We believe that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when assessing the performance of the organization, our operating segments or our senior management. Segment managers are not held accountable for share-based compensation expenses, acquisition-related costs, or the other excluded items that may impact their business units’ operating income (loss) and, accordingly, we exclude these amounts from our measures of segment performance. We also exclude these amounts from our budget and planning process. We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods. We exclude the following items from our non-GAAP financial measures:
•	Share-based compensation expenses. Our non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options and purchases of common stock under our Employee Stock Purchase Plan, which we began recording under SFAS 123(R) in the first quarter of fiscal 2006, and expenses for restricted stock and restricted stock units, which we recorded under GAAP accounting rules for all periods presented. Segment managers are not held accountable for share-based compensation expenses impacting their business units’ operating income (loss) and, accordingly, we exclude share-based compensation expenses from our measures of segment performance. While share-based compensation is a significant expense affecting our results of operations, management excludes share-based compensation from our budget and planning process. We exclude share-based compensation expenses from our non-GAAP financial measures for these reasons and the other reasons stated above. We compute weighted average dilutive shares using the method required by SFAS 123(R) for both GAAP and non-GAAP diluted net income per share.

•	Amortization of purchased intangible assets and acquisition-related charges. In accordance with GAAP, amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions and acquisition-related charges in operating expenses includes amortization of other purchased intangible assets such as customer lists and covenants not to compete. Acquisition activities are managed on a corporate-wide basis and segment managers are not held accountable for the acquisition-related costs impacting their business units’ operating income (loss). We exclude these amounts from our measures of segment performance and from our budget and planning process. We exclude these items from our non-GAAP financial measures for these reasons, the other reasons stated above and because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

•	Gains and losses on disposals of businesses. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operating results.

•	Gains and losses on marketable equity securities and other investments. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operating results.

•	Income taxes. Our historical non-GAAP effective tax rates differ from our GAAP effective tax rates for those periods because non-GAAP income tax expense or benefit excludes certain GAAP discrete tax items, including the reversal of reserves related to potential income tax exposures that have been resolved. We exclude the impact of these discrete tax items from our non-GAAP income tax provision or benefit for the reasons stated above and because management believes that they are not indicative of our ongoing business operations.

•	Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operations.
The following describes each non-GAAP financial measure, the items excluded from the most directly comparable GAAP measure in arriving at each non-GAAP financial measure, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
(A)	Operating income (loss) and related operating margin as a percentage of revenue. We exclude share based compensation expenses, amortization of purchased intangible assets and acquisition-related charges from our GAAP operating income from continuing operations and related operating margin in arriving at our non-GAAP operating income (loss) and related operating margin primarily because we do not consider them part of ongoing operating results when assessing the performance of the organization, our operating segments and senior management or when undertaking our budget and planning process. We believe that the exclusion of these expenses from our non-GAAP financial measures also facilitates the comparison of results for fiscal 2006 and guidance for future periods with results for prior periods. In addition, we exclude amortization of purchased intangible assets and acquisition-related charges from non-GAAP operating income (loss) and operating margin because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

(B)	Net income (loss) and net income (loss) per share (or earnings per share). We exclude share based compensation expenses, amortization of purchased intangible assets, acquisition-related charges, gains on marketable equity securities and other investments, net, gains and losses on disposals of businesses, certain discrete tax items and amounts related to discontinued operations from our GAAP net income (loss) and net income (loss) per share in arriving at our non-GAAP net income (loss) and net income (loss) per share. We exclude all of these items from our non-GAAP net income (loss) and net income (loss) per share primarily because we do not consider them part of ongoing operating results when assessing the performance of the organization, our operating segments and senior management or when undertaking our budget and planning process. We believe that the exclusion of these items from our non-GAAP financial measures also facilitates the comparison of results for fiscal 2006 and guidance for future periods with results for prior periods.

In addition, we exclude amortization of purchased intangible assets and acquisition-related charges from our non-GAAP net income (loss) and net income (loss) per share because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories. We exclude gains on marketable equity securities and other investments, net from our non-GAAP net income (loss) and net income (loss) per share because they are unrelated to our ongoing business operating results. Our historical non-GAAP effective tax rates differ from our GAAP effective tax rates for those periods because our non-GAAP income tax expense or benefit excludes certain GAAP discrete tax items, including the reversal of reserves related to potential income tax exposures that have been resolved. We exclude the impact of these discrete tax items from our non-GAAP income tax provision or benefit because management believes that they are not indicative of our ongoing business operations. The effective tax rates used to calculate non-GAAP net income and net income per share were as follows: 34% for the first, second and third quarters of fiscal 2005; 35% for full fiscal 2005 and the first and second quarters of fiscal 2006; 38% for the third quarter of fiscal 2006; 37% for the fourth quarter of fiscal 2006 and full fiscal 2006; and 37% for fiscal 2007 guidance. Finally, we exclude amounts related to discontinued operations from our non-GAAP net income and net income per share because they are unrelated to our ongoing business operations.
We refer to these non-GAAP financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to Intuit’s historical operating results. We have historically reported similar non-GAAP financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.
The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table E1 include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments and sales of marketable equity securities and other investments.

Table B
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,	July 31,	July 31,	July 31,
	2006	2005	2006	2005
GAAP operating income (loss) from continuing operations	$(56,914)	$(34,153)	$559,544	$524,098
Amortization of purchased intangible assets	1,901	2,542	9,902	10,251
Acquisition-related charges	2,747	3,969	13,337	16,545
Share-based compensation expense	15,997	1,119	71,361	5,489

Non-GAAP operating income (loss)	$(36,269)	$(26,523)	$654,144	$556,383

GAAP net income (loss)	$(18,854)	$(19,996)	$416,963	$381,627
Amortization of purchased intangible assets	1,901	2,542	9,902	10,251
Acquisition-related charges	2,747	3,969	13,337	16,545
Share-based compensation expense	15,997	1,119	71,361	5,489
Pretax gain on disposal of certain assets of ICBS	(2,364)	—	(2,364)	—
Gains on marketable equity securities	(256)	(4,883)	(7,629)	(5,225)
Income tax effect of non-GAAP adjustments	(7,544)	(934)	(32,179)	(9,200)
Income taxes related to disposal of certain assets of our ICBS business	10,106	—	10,106	—
Exclusion of discrete tax items	(12,218)	6,770	(2,689)	(13,817)
Discontinued operations	—	(2,571)	(39,533)	(6,644)

Non-GAAP net income (loss)	$(10,485)	$(13,984)	$437,275	$379,026

GAAP diluted net income (loss) per share	$(0.06)	$(0.06)	$1.16	$1.01
Amortization of purchased intangible assets	0.01	0.01	0.03	0.03
Acquisition-related charges	0.01	0.01	0.04	0.04
Share-based compensation expense	0.05	—	0.20	0.01
Pretax gain on disposal of certain assets of ICBS	(0.01)	—	(0.01)	—
Gains on marketable equity securities	—	(0.01)	(0.02)	(0.01)
Income tax effect of non-GAAP adjustments	(0.02)	—	(0.10)	(0.02)
Income taxes related to disposal of certain assets of our ICBS business	0.03	—	0.03	—
Exclusion of discrete tax items	(0.04)	0.02	(0.01)	(0.03)
Discontinued operations	—	(0.01)	(0.11)	(0.02)

Non-GAAP diluted net income (loss) per share	$(0.03)	$(0.04)	$1.21	$1.01

Shares used in diluted per share amounts	342,505	360,532	360,471	376,796

See “About Non-GAAP Financial Measures” immediately preceding this Table B for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure. All share and per share figures in this Table B retroactively reflect our July 2006 two-for-one common stock split.

Table C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31,	July 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$179,601	$83,842
Investments	1,017,599	910,416
Accounts receivable, net	97,797	86,125
Income taxes receivable	64,178	38,665
Deferred income taxes	47,199	54,854
Prepaid expenses and other current assets	53,357	60,610
Current assets of discontinued operations	—	21,989

Current assets before funds held for payroll customers	1,459,731	1,256,501
Funds held for payroll customers	357,299	357,838

Total current assets	1,817,030	1,614,339

Property and equipment, net	194,434	208,548
Goodwill, net	504,991	509,499
Purchased intangible assets, net	59,521	69,678
Long-term deferred income taxes	144,697	118,475
Loans to executive officers and other employees	8,865	9,245
Other assets	40,489	30,078
Long-term assets of discontinued operations	—	156,589

Total assets	$2,770,027	$2,716,451

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$70,808	$65,812
Accrued compensation and related liabilities	171,903	144,823
Deferred revenue	293,113	279,382
Income taxes payable	33,560	30,423
Other current liabilities	89,291	103,131
Current liabilities of discontinued operations	—	21,995

Current liabilities before payroll customer fund deposits	658,675	645,566
Payroll customer fund deposits	357,299	357,838

Total current liabilities	1,015,974	1,003,404

Long-term obligations	15,399	17,308
Long-term obligations of discontinued operations	—	240
Minority interest	568	—
Stockholders’ equity	1,738,086	1,695,499

Total liabilities and stockholders’ equity	$2,770,027	$2,716,451

Table D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,	July 31,	July 31,	July 31,
(In thousands)	2006	2005	2006	2005
Cash flows from operating activities:
Net income (loss)	$(18,854)	$(19,996)	$416,963	$381,627
Net income from discontinued operations	—	(2,571)	(39,533)	(6,644)

Net income (loss) from continuing operations	(18,854)	(22,567)	377,430	374,983
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) operating activities:
Depreciation	25,359	22,723	94,237	99,970
Acquisition-related charges	2,747	3,969	13,337	16,545
Amortization of purchased intangible assets	1,901	2,542	9,902	10,251
Amortization of other purchased intangible assets	2,447	2,137	9,263	8,123
Share-based compensation — restricted stock	1,335	1,119	5,335	5,489
Share-based compensation — all other	14,662	—	66,026	—
Loss (gain) on disposal of property and equipment	394	188	329	(492)
Amortization of premiums and discounts on available-for-sale debt securities	820	2,318	3,606	10,633
Net realized (gain) loss on sales of available-for-sale debt securities	1	927	494	2,546
Net gains on marketable equity securities and other investments	(256)	(4,883)	(7,629)	(5,225)
Minority interest, net of tax	68	(98)	691	(98)
Deferred income taxes	16,335	60,756	(18,943)	18,460
Tax benefit from share-based compensation plans	11,847	12,169	57,956	26,372
Excess tax benefit from share-based compensation plans	(4,032)	—	(26,981)	—
Loss (gain) on foreign exchange transactions	6	475	(126)	67
Other	(2,364)	—	(2,364)	—

Subtotal	52,416	81,775	582,563	567,624

Changes in operating assets and liabilities:
Accounts receivable	47,205	44,872	(10,981)	(4,708)
Prepaid expenses, taxes and other current assets	(38,084)	(43,450)	(2,912)	(40,409)
Accounts payable	(22,200)	(28,716)	4,256	(3,060)
Accrued compensation and related liabilities	32,435	26,332	26,438	12,568
Deferred revenue	78,325	83,314	18,656	72,069
Income taxes payable	(207,326)	(215,640)	(6,276)	(31,301)
Other liabilities	(78,929)	(49,934)	(16,284)	17,123

Total changes in operating assets and liabilities	(188,574)	(183,222)	12,897	22,282

Net cash provided by (used in) operating activities of continuing operations	(136,158)	(101,447)	595,460	589,906
Net cash provided by (used in) operating activities of discontinued operations	—	(9,410)	14,090	7,700

Net cash provided by (used in) operating activities	(136,158)	(110,857)	609,550	597,606

Cash flows from investing activities:
Purchases of available-for-sale debt securities	(365,201)	(908,817)	(1,636,765)	(2,937,586)
Liquidation and maturity of available-for-sale debt securities	376,238	1,134,645	1,525,656	3,007,528
Proceeds from sale of marketable equity securities and other investments	256	4,667	10,256	4,667
Net change in funds held for payroll customers’ money market funds and other cash equivalents	51,491	3,394	539	(34,797)
Purchases of property and equipment	(22,623)	(13,218)	(82,074)	(69,535)
Proceeds from sale of property	—	—	3,026	3,151
Change in other assets	(5,310)	(1,001)	(11,034)	(5,446)
Net change in payroll customer funds deposits	(51,491)	(3,394)	(539)	34,797
Acquisitions of businesses and intangible assets, net of cash acquired	(5,373)	(181)	(42,231)	(4,337)
Proceeds from divestiture of business	23,169	—	23,169	—

Net cash provided by (used in) investing activities of continuing operations	1,156	216,095	(209,997)	(1,558)
Net proceeds from sales of discontinued operations	—	—	171,833	9,619

Net cash provided by (used in) investing activities	1,156	216,095	(38,164)	8,061

Cash flows from financing activities:
Change in long-term obligations	421	(1,018)	(923)	(3,911)
Net proceeds from issuance of common stock under stock plans	61,760	68,392	279,306	165,797
Purchase of treasury stock	(4,201)	(209,220)	(784,186)	(709,887)
Excess tax benefit from share-based compensation plans	4,032	—	26,981	—

Net cash provided by (used in) financing activities	62,012	(141,846)	(478,822)	(548,001)

Effect of exchange rates on cash and cash equivalents	(378)	(309)	3,195	184

Net increase (decrease) in cash and cash equivalents	(73,368)	(36,917)	95,759	57,850
Cash and cash equivalents at beginning of period	252,969	120,759	83,842	25,992

Cash and cash equivalents at end of period	$179,601	$83,842	$179,601	$83,842

Table E1
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME (LOSS), AND EPS
(In thousands, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP				Non-GAAP
	Range of Estimate				Range of Estimate
	From	To	Adjustments		From	To
Three Months Ending October 31, 2006
Revenue	$335,000	$350,000	$—		$335,000	$350,000
Operating loss	$(114,000)	$(99,000)	$24,000	[a]	$(90,000)	$(75,000)
Diluted loss per share	$(0.18)	$(0.16)	$0.04	[b]	$(0.14)	$(0.12)
Shares	346,000	348,000			346,000	348,000

Three Months Ending January 31, 2007
Revenue	$743,000	$760,000	$—		$743,000	$760,000
Diluted earnings per share	$0.34	$0.37	$0.05	[c]	$0.39	$0.42

Three Months Ending April 30, 2007
Revenue	$1,075,000	$1,105,000	$—		$1,075,000	$1,105,000
Diluted earnings per share	$1.04	$1.08	$0.04	[d]	$1.08	$1.12

Three Months Ending July 31, 2007
Revenue	$355,000	$370,000	$—		$355,000	$370,000
Diluted loss per share	$(0.09)	$(0.07)	$0.05	[e]	$(0.04)	$(0.02)

Twelve Months Ending July 31, 2007
Revenue	$2,525,000	$2,575,000	$—		$2,525,000	$2,575,000
Operating income	$620,000	$646,000	$100,000	[f]	$720,000	$746,000
Operating margin	24%	25%	4%	[f]	28%	29%
Diluted earnings per share	$1.18	$1.22	$0.18	[g]	$1.36	$1.40
Shares	354,000	356,000			354,000	356,000
See “About Non-GAAP Financial Measures” immediately preceding Table B for more information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

[a]	Reflects estimated adjustments for share-based compensation expense of approximately $19 million; amortization of purchased intangible assets of approximately $2 million; and acquisition-related charges of approximately $3 million.

[b]	Reflects the estimated adjustments in item [a] and income taxes related to these adjustments.

[c]	Reflects estimated adjustments for share-based compensation expense of approximately $22 million; amortization of purchased intangible assets of approximately $2 million; acquisition-related charges of approximately $2 million; and income taxes related to these adjustments.

[d]	Reflects adjustments for share-based compensation expense of approximately $21 million; amortization of purchased intangible assets of approximately $2 million; acquisition-related charges of approximately $2 million; and income taxes related to these adjustments.

[e]	Reflects adjustments for share-based compensation expense of approximately $22 million; amortization of purchased intangible assets of approximately $2 million; acquisition-related charges of approximately $1 million; and income taxes related to these adjustments.

[f]	Reflects estimated adjustments for share-based compensation expense of approximately $84 million; amortization of purchased intangible assets of approximately $8 million; and acquisition-related charges of approximately $8 million.

[g]	Reflects the estimated adjustments in item [f] and income taxes related to these adjustments.

TABLE E2
INTUIT INC.
RECONCILIATION OF HISTORICAL NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

				Non-
	GAAP	Adjustments		GAAP
Three months ended October 31, 2004
Operating loss	$(82,151)	$8,607	[a]	$(73,544)
Diluted loss per share	$(0.12)	$—	[b]	$(0.12)

Three months ended January 31, 2005
Operating income	$218,188	$8,421	[c]	$226,609
Operating margin	33.7%	1.3%	[c]	35.0%
Diluted earnings per share	$0.39	$0.01	[d]	$0.40

Three months ended April 30, 2005
Operating income	$422,214	$7,627	[e]	$429,841
Operating margin	50.6%	0.9%	[e]	51.5%
Diluted earnings per share	$0.80	$(0.03)	[f]	$0.77

Three months ended July 31, 2005
Operating loss	$(34,153)	$7,630	[g]	$(26,523)
Diluted loss per share	$(0.06)	$0.02	[h]	$(0.04)

Twelve months ended July 31, 2005
Operating income	$524,098	$32,285	[i]	$556,383
Operating margin	25.7%	1.6%	[i]	27.3%
Diluted earnings per share	$1.01	$—	[j]	$1.01

Three months ended October 31, 2005
Operating loss	$(102,621)	$27,132	[k]	$(75,489)
Diluted loss per share	$(0.13)	$—	[l]	$(0.13)

Three months ended January 31, 2006
Operating income	$238,972	$24,065	[m]	$263,037
Operating margin	32.2%	3.2%	[m]	35.4%
Diluted earnings per share	$0.50	$(0.02)	[n]	$0.48

Three months ended April 30, 2006
Operating income	$480,107	$22,758	[o]	$502,865
Operating margin	50.4%	2.4%	[o]	52.8%
Diluted earnings per share	$0.84	$0.05	[p]	$0.89

Three months ended July 31, 2006
Operating loss	$(56,914)	$20,645	[q]	$(36,269)
Diluted loss per share	$(0.06)	$0.03	[r]	$(0.03)

Twelve months ended July 31, 2006
Operating income	$559,544	$94,600	[s]	$654,144
Operating margin	23.9%	4.0%	[s]	27.9%
Diluted earnings per share	$1.16	$0.05	[t]	$1.21

See “About Non-GAAP Financial Measures” immediately preceding Table B for more information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure. All per share figures in this Table E2 retroactively reflect our July 2006 two-for-one common stock split.

[a]	Reflects adjustments for share-based compensation expense for restricted stock and restricted stock units of $1.6 million; amortization of purchased intangible assets of $2.6 million; and acquisition-related charges of $4.4 million.

[b]	Reflects the adjustments in item [a]; an adjustment for gains on marketable equity securities and other investments, net of $0.2 million; and income taxes related to these adjustments. Also reflects adjustments for certain GAAP tax benefits and for net loss from discontinued operations of $0.6 million.

[c]	Reflects adjustments for share-based compensation expense for restricted stock and restricted stock units of $1.6 million; amortization of purchased intangible assets of $2.6 million; and acquisition-related charges of $4.2 million.

[d]	Reflects the adjustments in item [c]; an adjustment for gains on marketable equity securities and other investments, net of $0.1 million; and income taxes related to these adjustments. Also reflects adjustments for certain GAAP tax benefits and for net income from discontinued operations of $2.3 million.

[e]	Reflects adjustments for share-based compensation expense for restricted stock and restricted stock units of $1.1 million; amortization of purchased intangible assets of $2.5 million; and acquisition-related charges of $4.0 million.

[f]	Reflects the adjustments in item [e]; an adjustment for gains on marketable equity securities and other investments, net of $0.1 million; and income taxes related to these adjustments. Also reflects adjustments for certain GAAP tax benefits and for net income from discontinued operations of $2.4 million.

[g]	Reflects adjustments for share-based compensation expense for restricted stock and restricted stock units of $1.1 million; amortization of purchased intangible assets of $2.5 million; and acquisition-related charges of $4.0 million.

[h]	Reflects the adjustments in item [g]; an adjustment for gains on marketable equity securities and other investments, net of $4.9 million; and income taxes related to these adjustments. Also reflects adjustments for certain GAAP tax benefits and for net income from discontinued operations of $2.6 million.

[i]	Reflects adjustments for share-based compensation expense for restricted stock and restricted stock units of $5.5 million; amortization of purchased intangible assets of $10.3 million; and acquisition-related charges of $16.5 million.

[j]	Reflects the adjustments in item [i]; an adjustment for gains on marketable equity securities and other investments, net of $5.2 million; and income taxes related to these adjustments. Also reflects adjustments for certain GAAP tax benefits and for net income from discontinued operations of $6.6 million.

[k]	Reflects adjustments for share-based compensation expense for stock options, restricted stock, restricted stock units and purchases under our Employee Stock Purchase Plan of $20.4 million; amortization of purchased intangible assets of $2.9 million; and acquisition-related charges of $3.8 million.

[l]	Reflects the adjustments in item [k]; an adjustment for gains on marketable equity securities and other investments, net of $4.3 million; and income taxes related to these adjustments. Also reflects adjustments for certain GAAP tax benefits and for net income from discontinued operations of $11.8 million.

[m]	Reflects adjustments for share-based compensation expense for stock options, restricted stock, restricted stock units and purchases under our Employee Stock Purchase Plan of $17.7 million; amortization of purchased intangible assets of $2.8 million; and acquisition-related charges of $3.6 million.

[n]	Reflects the adjustments in item [m]; an adjustment for gains on marketable equity securities and other investments, net of $3.0 million; and income taxes related to these adjustments. Also reflects adjustments for certain GAAP tax benefits and for net income from discontinued operations of $27.7 million.

[o]	Reflects adjustments for share-based compensation expense for stock options, restricted stock, restricted stock units and purchases under our Employee Stock Purchase Plan of $17.2 million; amortization of purchased intangible assets of $2.3 million; and acquisition-related charges of $3.3 million.

[p]	Reflects the adjustments in item [o]; an adjustment for gains on marketable equity securities and other investments, net of $0.1 million; and income taxes related to these adjustments. Also reflects adjustments for certain GAAP tax benefits.

[q]	Reflects adjustments for share-based compensation expense for stock options, restricted stock, restricted stock units and purchases under our Employee Stock Purchase Plan of $16.0 million; amortization of purchased intangible assets of $1.9 million; and acquisition-related charges of $2.7 million.

[r]	Reflects the adjustments in item [q]; an adjustment for gains on marketable equity securities and other investments, net of $0.3 million; and income taxes related to these adjustments. Also reflects adjustments for certain discrete GAAP tax items, including the tax on the gain on the sale of certain assets of Intuit Construction Business Solutions.

[s]	Reflects adjustments for share-based compensation expense for stock options, restricted stock, restricted stock units and purchases under our Employee Stock Purchase Plan of $71.4 million; amortization of purchased intangible assets of $9.9 million; and acquisition-related charges of $13.3 million.

[t]	Reflects the adjustments in item [s]; an adjustment for gains on marketable equity securities and other investments, net of $7.6 million; and income taxes related to these adjustments. Also reflects adjustments for certain discrete GAAP tax items, including the tax on the gain on the sale of certain assets of Intuit Construction Business Solutions, and for net income from discontinued operations of $39.5 million.

Intuit Facts	Intuit Inc.
Q4/FY06 & FY05	Investor Relations (650) 944-6165
NASDAQ: INTU
Financial Summary

($ millions), except per share data	Q1 FY05	Q2 FY05	Q3 FY05	Q4 FY05	FY05		Q1 FY06	Q2 FY06	Q3 FY06	Q4 FY06	FY06
Revenue:
Small Business
QuickBooks Related	$145.6	$222.3	$196.6	$188.4	$753.0		$178.1	$259.0	$211.6	$213.1	$861.7
% change YOY	12%	10%	16%	23%	15%		22%	16%	8%	13%	14%
Intuit-Branded Small Business	$53.5	$60.7	$56.4	$60.2	$230.7		$58.2	$69.6	$63.2	$60.6	$251.5
% change YOY	14%	9%	9%	14%	11%		9%	15%	12%	1%	9%

Tax
Consumer Tax	$5.0	$141.1	$419.0	$5.6	$570.7		$7.9	$190.3	$499.3	$13.0	$710.5
% change YOY	-3%	9%	22%	-45%	16%		57%	35%	19%	134%	25%
Professional Tax	$7.4	$150.6	$99.8	$7.2	$265.0		$8.9	$150.5	$104.7	$8.7	$272.9
% change YOY	7%	-4%	21%	27%	5%		20%	0%	5%	22%	3%

Other Businesses	$41.2	$73.5	$63.1	$40.5	$218.3		$51.0	$73.3	$73.9	$47.5	$245.7
% change YOY	8%	-4%	32%	10%	9%		24%	0%	17%	17%	13%

Total Revenue	$252.8	$648.2	$834.9	$301.8	$2,037.7		$304.1	$742.7	$952.6	$342.9	$2,342.3
% change YOY	11%	4%	20%	17%	13%		20%	15%	14%	14%	15%

GAAP Operating Income (Loss)	($82.2)	$218.2	$422.2	($34.2)	$524.1		($102.6)	$239.0	$480.1	($56.9)	$559.5
Non-GAAP Operating Income (Loss)[A]	($73.5)	$226.6	$429.8	($26.5)	$556.4		($75.5)	$263.0	$502.9	($36.3)	$654.1
Non-GAAP Operating Margin %[A]	NA	35%	51%	NA	27%		NA	35%	53%	NA	28%

Interest and Other Income[B]	$3.9	$3.0	$5.7	$14.1	$26.6		$6.3	$5.6	$9.1	$19.7	$40.7

GAAP Share Based Compensation Expense	$1.6	$1.6	$1.1	$1.1	$5.5		$20.4	$17.7	$17.2	$16.0	$71.4
GAAP EPS Share Based Compensation Expense					($0.01)		($0.04)	($0.03)	($0.03)	($0.03)	($0.12)

GAAP Diluted EPS[C]	($0.12)	$0.39	$0.80	($0.06)	$1.01		($0.13)	$0.50	$0.84	($0.06)	$1.16
Non-GAAP Diluted EPS[A] [C]	($0.12)	$0.40	$0.77	($0.04)	$1.01		($0.13)	$0.48	$0.89	($0.03)	$1.21

Basic Share Count	376.7	372.7	366.8	360.5	369.2		354.8	350.3	343.7	342.5	347.9
Diluted Share Count	376.7	380.2	373.8	360.5	376.8		354.8	363.6	355.9	342.5	360.5

GAAP Tax Rate [C]	42%	34%	30%	NA	33%		37%	37%	39%	43%	38%

Capital Expenditures					$69.5	M					$82.1	M
Depreciation					$100.0	M					$94.2	M

Note:	All amounts except GAAP EPS exclude information related to Intuit Information Technology Solutions, which we sold in the second quarter of fiscal 2006.

[A]	These are non-GAAP financial measures. See tables B, E1 and E2 of the accompanying press release for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures and the reasons management uses each measure.

[B]	Interest and other income includes $7.5 million in variable royalty income from the purchaser of our former Quicken Loans business in Q4 FY05 and Q4 FY06.

[C]	In accordance with GAAP, diluted EPS includes ITS results for all periods presented. The GAAP tax rate and GAAP diluted EPS for fiscal 2005 also include the reversal of reserves related to potential income tax exposures that have been resolved. Non-GAAP EPS does not reflect the benefit of those reserve reversals. The effective tax rates used to calculate non-GAAP EPS were as follows: 34% for Q1 FY05, Q2 FY05 and Q3 FY05; 35% for full fiscal 2005, Q1 FY06 and Q2 FY06; 38% for Q3 FY06; and 37% for Q4 FY06 and for full FY06.
Historical Segments: QuickBooks Related — QuickBooks Software, QuickBooks Payroll, Financial Supplies, Innovative Merchant Solutions; Intuit-Branded Small Business — Outsourced Payroll, Intuit Real Estate Solutions, Intuit Distribution Management Solutions, Intuit Construction Business Solutions; Consumer Tax — TurboTax; Professional Tax — ProSeries, Lacerte; Other Businesses — Quicken, Canada/UK

Intuit Facts	Intuit Inc.
Investor Relations (650) 944-6165
NASDAQ: INTU
Business Metrics

Units in thousands, except where noted	FY04	Q1/FY05	Q2/FY05	Q3/FY05	Q4/FY05	FY05	Q1/FY06	Q2/FY06	Q3/FY06	Q4/FY06	FY06
QuickBooks Related[D]

Simple Start, Basic, and Pro	942	152	351	353	241	1,097	213	414	370	232	1,229
Premier	192	32	80	63	46	221	36	107	79	55	277
Enterprise	5	2	3	3	2	10	3	3	3	3	12
QuickBooks Online Edition	10	5	8	7	8	28	7	8	8	6	29

Total QuickBooks software units sold	1,149	191	442	426	297	1,356	259	532	460	295	1,546

QuickBooks Desktop subscriptions	0	0	46	84	109	109	124	142	151	155	155
QuickBooks Online Edition subscriptions	21	26	34	41	49	49	56	64	72	78	78

Total QuickBooks Software subscriptions[E]	21	26	80	125	158	158	180	206	223	233	233

QuickBooks Retail Share[F]
Unit share FYTD	83%	83%	86%	88%	88%	88%	85%	90%	90%	89%	89%
Dollar share FYTD	91%	89%	90%	92%	91%	91%	89%	92%	92%	92%	92%

Merchant Account Services customers	106	114	120	123	127	127	139	148	159	167	167
QuickBooks Do-It-Yourself Payroll customers	807	816	837	844	837	837	853	881	890	892	892

Intuit-Branded Small Business (selected)

Outsourced Payroll Customers
Premier	21	20	19	17	15	15	15	14	13	13	13
Branded Outsourced (Assisted & Complete)	51	51	53	54	54	54	55	59	61	62	62

Total Outsourced Payroll Customers	72	71	72	71	69	69	70	73	74	75	75

Consumer Tax

Federal TurboTax (millions)
Desktop units retail	4.7	NM	2.6	2.7	NM	5.3	NM	2.5	3.0	NM	5.5
Desktop units direct	1.7	NM	1.1	0.6	NM	1.7	NM	1.0	0.6	NM	1.6
Web units paid	2.8	NM	0.6	2.7	NM	3.4	NM	0.9	4.3	0.1	5.3
Free File Alliance	0.7	NM	0.4	1.8	NM	2.2	NM	0.2	1.2	NM	1.4

Total TurboTax federal units	9.9	NM	4.7	7.8	NM	12.6	NM	4.7	9.0	0.1	13.8

Federal TurboTax retail share[G]
Unit share FYTD	72%	NM	80%	79%	79%	79%	NM	80%	79%	79%	79%
Dollar share FYTD	82%	NM	85%	85%	85%	85%	NM	86%	85%	85%	85%

Professional Tax
Professional Tax units	97	NM	94	12	NM	106	NM	100	11	1	112

[D]	Sales to end users (sell-through) by Intuit and via retailers and distributors for which Intuit relies on reports from these merchants. These numbers include estimates, including estimates of sales by merchants who do not report sales to Intuit. These numbers reflect total QuickBooks purchases for the period, including subscription purchases.

[E]	Includes QuickBooks Online Edition, QuickBooks Pro and QuickBooks Premier from Enhanced Payroll Plus subscription units. This represents the cumulative base of QuickBooks subscribers. Subscription units sold in any particular period are a subset of total QuickBooks software units sold in that period.

[F]	Sources: NPD Group Monthly Retail Software Report through June 2006.

[G]	Sources: NPD Group Monthly Retail Software Report through April 2006.

Intuit Facts
FY07 Financial Outlook
Guidance[H]

						Historical
($ millions), except per share data	Q1 FY07	Q2 FY07	Q3 FY07	Q4 FY07	FY07	FY06
Revenue:
Small Business
QuickBooks					$577-$599	$534.6
% change YOY					8%-12%	6%
Payroll & Payments					$517-$536	$462.0
% change YOY					12%-16%	24%

Tax
Consumer Tax					$782-$817	$710.5
% change YOY					10%-15%	25%
Professional Tax					$273-$287	$272.9
% change YOY					0%-5%	3%

Other Businesses					$362-$380	$362.3
% change YOY					0%-5%	11%

Total Revenue	$335-$350	$743-$760	$1,075-$1,105	$355-$370	$2,525-$2,575	$2,342.3
% change YOY	10%-15%	0%-2%	13%-16%	4%-8%	8%-10%	15%

GAAP Operating Income (Loss)	($114)-($99)				$620-$646	$559.5
Non-GAAP Operating Income (Loss)[I]	($90)-($75)				$720-$746	$654.1
Non-GAAP Operating Margin %[I]	NA				28%-29%	28%

Interest and Other Income[J]						$40.7

GAAP Share Based Compensation Expense						$71.4
GAAP EPS Share Based Compensation Expense						($0.12)

GAAP Diluted EPS[K]	($0.18)-($0.16)	$0.34-$0.37	$1.04-$1.08	($0.09)-($0.07)	$1.18-$1.22	$1.16
Non-GAAP Diluted EPS[I] [K]	($0.14)-($0.12)	$0.39-$0.42	$1.08-$1.12	($0.04)-($0.02)	$1.36-$1.40	$1.21

Basic Share Count	346-348				343-345	347.9
Diluted Share Count	NA				354-356	360.5

GAAP Tax Rate [K]	37%				37%	38%

Note:	All amounts except GAAP EPS for FY06 exclude information related to Intuit Information Technology Solutions, which we sold in the second quarter of fiscal 2006.

[H]	All of the numbers provided in the table entitled “Guidance,” are forward-looking statements. Please see “Cautions About Forward-Looking Statements” in the accompanying press release for important information to assess when evaluating these statements. Actual future results may differ materially due to a number of risks and uncertainties.

[I]	These are non-GAAP financial measures. See tables B, E1 and E2 of the accompanying press release for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures and the reasons management uses each measure.

[J]	Interest and other income includes $7.5 million in variable royalty income from the purchaser of our former Quicken Loans business in Q4 FY06.

[K]	In accordance with GAAP, diluted EPS includes ITS results for all periods presented. The effective tax rates used to calculate non-GAAP EPS were as follows: 35% for Q1 FY06 and Q2 FY06; 38% for Q3 FY06; 37% for Q4 FY06 and for full year FY06.
New Segments: QuickBooks — QuickBooks Software, Financial Supplies; Payroll & Payments — DIY Payroll, Assisted/Outsourced Payroll, Innovative Merchant Solutions Consumer Tax — TurboTax; Professional Tax — ProSeries, Lacerte; Other Businesses — IDMS, IRES, Quicken